EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      We consent to the incorporation by reference in Registration Statements Nos. 333-01051, 333-74038 and 333-122617 on Form S-8 of OshKosh B’Gosh, Inc. of our reports dated February 25, 2005, relating to the financial statements of Oshkosh B’Gosh, Inc. and management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of OshKosh B’Gosh, Inc. for the year ended January 1, 2005.
Milwaukee, Wisconsin
March 14, 2005

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